As filed with the Securities and Exchange Commission on November 17, 2004
Registration No. 333-57045

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

Form S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

Bowne & Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-2618477 (I.R.S. Employer Identification Number)

345 Hudson Street

New York, New York 10014
(Address, Including Zip Code, of Registrant’s Principal Executive Office)

BOWNE & CO., INC. 1997 STOCK INCENTIVE PLAN
BOWNE & CO., INC. LONG-TERM PERFORMANCE PLAN
BOWNE & CO., INC. DEFERRED AWARD PLAN
BOWNE & CO., INC. STOCK PLAN FOR DIRECTORS
INDIVIDUAL GRANT OF RESTRICTED STOCK

(Bowne & Co., Inc. 1999 Incentive Compensation Plan)

(Full Title of the Plan)

Scott L. Spitzer, Esq.

Senior Vice President, General Counsel and Corporate Secretary
Bowne & Co., Inc.
345 Hudson Street
New York, New York 10014
(212) 924-5500
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Vincent Pagano, Jr., Esq.
Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017-3909

Pursuant to a registration statement (the “1997 Registration Statement”) on Form S-8 (File No. 333-57045), as amended, Bowne & Co., Inc. (“Bowne”) registered under the Securities Act of 1933, as amended, shares of Bowne Common Stock, issuable under the Bowne & Co., Inc. Incentive Compensation Plan (the “1997 Plan”). As provided under the Bowne & Co., Inc. 1999 Incentive Compensation Plan (the “1999 Plan”) (Form S-8 (333-81639)), shares of Bowne stock remaining available under the 1997 Plan may be reserved and made available for delivery under the 1999 Plan.

This Post-Effective Amendment No. 2 to the 1997 Registration Statement is being filed in connection with the transfer of the remaining 966,550 shares of Bowne Common Stock registered under the 1997 Plan pursuant to the 1997 Registration Statement that either had not previously been issued or were not subject to outstanding awards, to the 1999 Plan, which shares are registered hereby.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Bowne & Co., Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of November, 2004.

BOWNE & CO., INC.
By:	/s/ PHILIP E. KUCERA
Philip E. Kucera
Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of November, 2004.

Signature	Title
/s/ * Philip E. Kucera	Chief Executive Officer and Director
/s/ * David J. Shea	Chief Operating Officer, President and Director
/s/ * C. Cody Colquitt	Senior Vice President and Chief Financial Officer
/s/ * . Richard Bambach Jr.	Chief Accounting Officer, Vice President and Corporate Controller
/s/ * Carl J. Crosetto	Director
/s/ * Douglas B. Fox	Director
/s/ * Gloria M. Portela	Director
/s/ * H. Marshall Schwarz	Director
/s/ * Wendell M. Smith	Director
/s/ * Lisa A. Stanley	Director
/s/ * Vincent Tese	Director
/s/ * Harry Wallaesa	Director

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/s/ * Richard R. West	Director

*	By power of attorney filed herewith.

/s/ SCOTT L. SPITZER
Scott L. Spitzer
Attorney-in-fact

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
24	Power of Attorney

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